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                                                                  EXHIBIT 10.10

           MODIFICATION AND FIFTH EXTENSION AGREEMENT


     This Modification and Fifth Extension Agreement (the "Agreement") is made and entered into as of January 1, 1997 by and among Arden Group, Inc., a Delaware corporation ("Arden Group"), Bernard Briskin ("Mr. Briskin") and Judith Briskin, his wife ("Mrs. Briskin"), with reference to the following facts:

     A. Arden Group is the holder of a promissory note dated April 2, 1979, in the original principal amount of $212,500, executed by Mr. Briskin in favor of Arden Group (the "1979 Note"), and a second promissory note, dated July 9, 1980, in the original principal amount of $303,750, executed by Mr. Briskin in favor of Arden Group (the "1980 Note"). As of January 1, 1997, the outstanding principal balance of the 1979 Note was $121,428.58 and the outstanding principal balance of the 1980 Note was $173,571.42. The 1979 Note and the 1980 Note, as amended by an Extension Agreement dated as of January 4, 1981, by and among Arden Group, Mr. Briskin and Mrs. Briskin, and by an Extension Agreement made and entered into as of January 1, 1984 by and among Arden Group, Mr. Briskin and Mrs. Briskin, and as amended by a Third Extension Agreement made and entered into as of May 13, 1988 by and among Arden Group, Mr. Briskin and Mrs. Briskin, and as amended by a Modification and Fourth Extension Agreement made and entered into as of January 1, 1994 by and among Arden Group, Mr. Briskin and Mrs. Briskin, are hereinafter collectively referred to as the "Notes."

     B. Each of the Notes is secured by an Amended Loan And Stock Pledge Agreement dated August 24, 1993 among Mr. Briskin and Arden Group (the "Security Agreement").

     C. Concurrently with the execution and delivery of this Agreement, Arden Group and certain of its subsidiaries and Mr. Briskin are entering into a Second Amendment to Employment Agreement which amends the terms of his Employment Agreement dated as of May 13, 1988, as previously amended. In consideration of Mr. Briskin's entering into said Second Amendment to Employment Agreement, Arden Group has agreed to extend and modify the terms of each of the Notes.

     NOW, THEREFORE, for and in consideration of the promises and covenants and agreements hereinafter set forth, the parties agree as follows:

     1. The interest rate on each of the Notes shall continue to be six percent (6%) per annum and all accrued and unpaid interest on each Note shall continue to be payable annually on or before December 31 of each year.


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     2.   Principal on the 1979 Note shall be paid in annual installments of
$16,464.89 commencing on December 31, 1997 and continuing each December 31 thereafter until December 31, 2003, at which time the entire unpaid principal balance of the 1979 Note, together with all accrued and unpaid interest, shall be due and payable.

     3. Principal on the 1980 Note shall be paid in annual installments of $23,535.11 commencing on December 31, 1997 and continuing each December 31 thereafter until December 31, 2003, at which time the entire unpaid principal balance of the 1980 Note, together with all accrued and unpaid interest, shall be due and payable.

     4. The execution of this Agreement and the extension of the maturity date of each of the Notes pursuant hereto shall be endorsed on the face of each of the Notes. The Security Agreement shall continue to be applicable to the Notes, as heretofore and as hereby amended.

     5. Except as expressly modified by this Agreement, the Notes and the Security Agreement shall remain in full force and effect in accordance with their respective terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first set forth above.


                                   ARDEN GROUP, INC.


                                   By:    ERNEST T. KLINGER
                                          ----------------------
                                   Title: VICE PRESIDENT
                                          ----------------------


                                          BERNARD BRISKIN
                                          ----------------------
                                          Bernard Briskin


                                          JUDITH BRISKIN
                                          ----------------------
                                          Judith Briskin


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